UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2024

GCM Grosvenor Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 17, 2024, Grosvenor Capital Management, L.P., an Illinois limited partnership (the “Tenant”) and 900 North Michigan, LLC, a Delaware limited liability company (the “Landlord”), entered into a Tenth Amendment to Office Lease (the “Lease Amendment”), effective June 17, 2024, related to GCM Grosvenor Inc.’s (the “Company’s”) principal headquarters located at North Michigan Avenue, Suite 1100, Chicago, Illinois 60611 (the “Premises”).

The Lease Amendment amends certain terms of the original Office Lease entered into on December 17, 2004 by LaSalle Bank National Association, the Landlord’s predecessor-in-interest, and the Tenant (as amended, the “Lease”), including the following:

●	Extension of the term of the Lease for an additional period of eleven (11) years from and after October 1, 2026, so that the term shall expire on September 30, 2037 (the “Extension Period”) with respect to a total of 72,738 rentable square feet at the Premises.

●	Monthly base rent at an initial rate of $151,537.50 per month (“Base Rent”) during the Extension Period, which will increase annually in accordance with the schedule set forth in the Lease Amendment, up to $181,845.00 per month at the conclusion of the Lease.

●	Termination of the Lease with respect to a total of approximately 40,458 rentable square feet at the Premises (the “Give Back Space”) on or prior September 30, 2025 for a total early termination fee of $331,821.92, pursuant to the terms and conditions of the Lease Amendment and subject to Tenant’s right to defer and extend the early termination date with respect to all or a portion of the Give Back Space.

●	Twelve month rent abatement and tenant improvement allowance of $8,001,180.00 pursuant to the terms and conditions of the Lease Amendment.

●	Tenant’s one-time option to terminate this Lease in its entirety, effective as of September 30, 2032, for a termination fee and pursuant to the terms and conditions of the Lease Amendment.

This summary is qualified in its entirety by reference to the full text of the Lease Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

As previously disclosed in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 25, 2024, Stephen Malkin, a member of the Company’s board of directors, as well as some of his immediate family members, hold an economic interest in the Landlord.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Tenth Amendment to Office Lease, dated June 17, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.

Date: June 21, 2024	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

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